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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Chandler Insurance Company, Ltd. on Form S-8 of our report dated March 23, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to litigation) appearing in the Annual Report on Form 10-K of Chandler Insurance Company, Ltd. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE

Grand Cayman, Cayman Islands
February 19, 1999